Exhibit 99.6

[LOGO]SIERRA PACIFICTM
         RESOURCES


                                                         FOR IMMEDIATE RELEASE



                 SIERRA PACIFIC RESOURCES AND ENRON ANNOUNCE
               PURCHASE AGREEMENT FOR PORTLAND GENERAL ELECTRIC


Reno, NV (November 8, 1999) - Sierra Pacific Resources (NYSE: SRP) and Enron Corp. (NYSE: ENE) announced today that they have entered into a purchase and sale agreement for Enron's wholly owned electric utility subsidiary, Portland General Electric (PGE). Under terms of the agreement, Enron will sell PGE to Sierra Pacific for $2.1 billion, comprised of $2.02 billion in cash and the assumption of Enron's approximately $80 million merger payment obligation. Sierra Pacific will also assume $1.0 billion in PGE debt and preferred stock. The proposed transaction, which is subject to customary regulatory approvals, is expected to close in the second half of 2000.

"We're excited about this opportunity to transform our company by significantly expanding our scale and scope in this combination with PGE," said Michael Niggli, Sierra Pacific Resources' chairman and chief executive officer. "Portland General is one of the premier electric utilities in the West and this transaction is an important step in fulfilling our previously stated goal of expanding our regulated utility businesses. We are looking forward to using our regulated industry expertise to enhance the value of PGE's businesses while continuing to provide safe, reliable electric service to customers. Moreover, the transaction will enable us to reinvest the proceeds from the planned divestiture of our Nevada generating assets."

"We have been very pleased with the performance of Portland General," said Kenneth L. Lay, Enron's chairman and chief executive officer. "However, the rapidly evolving competitive electricity market allows us to deliver commodity services and risk management products to our customers without requiring the ownership of a regulated electric utility."

The combined company of Sierra Pacific Resources and Portland General Electric will have a total of more than $9 billion in assets and serve more than 1.7 million customers in three states.

Salomon Smith Barney acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to Sierra Pacific Resources.

Enron is one of the world's leading electricity, natural gas and communications companies. The company, which owns approximately $34 billion in energy and communications assets, produces electricity and natural gas, develops, constructs and operates energy facilities worldwide, delivers physical commodities and financial and risk management services to customers around the world, and is developing an intelligent network platform to facilitate online business. Enron's Internet address is www.enron.com. The stock is traded under the ticker symbol, "ENE."

PGE is an electric utility serving more than 700,000 retail customers in northwest Oregon.

Sierra Pacific Resources is a holding company whose principal subsidiaries are Sierra Pacific Power Company and Nevada Power Company. Combined, the two utilities serve 843,000 electric customers in Nevada and the Lake Tahoe area of California, along with 105,000 natural gas and 67,000 water customers in Reno and Sparks, Nevada. More information about the company can be found at www.sierrapacific.com.

Contacts for Sierra Pacific Resources:

Media Contact:                            Investor Contact:
Faye I. Andersen                          Richard Atkinson
(775) 834-4822                            (775) 834-4358


(This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect numerous assumptions, and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are: electric load and customer growth; abnormal weather conditions; available sources and cost of fuel and generating capacity; the speed and degree to which competition enters the power generation, wholesale and retail sectors of the electric utility industry; state and federal regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; the ability of the combined company to successfully reduce its cost structure; the economic climate and growth in the service territories of the company; economics generated by the transaction; interest costs and the other risks detailed from time to time in the company's SEC reports.)


                            SATELLITE UPLINK FOR
          SIERRA PACIFIC RESOURCES' AND PORTLAND GENERAL'S B-ROLL:

Monday, November 8, 1999                        Monday, November 8, 1999
10:30 AM to 11:00 AM EST                        3:30 PM to 4:00 PM EST
Telstar 4; Transponder 23                       Telstar 6; Transponder 7
Downlink frequency: 4160 vertical               Downlink frequency: 3840


If you have any technical questions regarding the satellite feed for B-Roll, please call Bret Curran at (212) 627-5622.

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[LOGO]SIERRA PACIFIC TM
        RESOURCES

                                                        TRANSACTION FACT SHEET

RATIONALE:            The transaction to acquire Portland General
                      Electric (PGE) is consistent with Sierra Pacific
                      Resources' strategy of growing its regulated utility businesses. The acquisition of Portland General
                      Electric, which combines two companies serving regions growing significantly faster than the national average, will strengthen Sierra Pacific's position in the West.
                      The combined company will serve a total of approximately 1.7 million electric, gas and water customers, making it one of the largest utilities in the West.

                      It is anticipated that the proceeds of Sierra Pacific's upcoming sale of its Nevada generating assets will be immediately reinvested in this acquisition.

                      Sierra Pacific expects to continue its record of superior growth and cost containment. It will continue to pursue investment opportunities that are consistent with its strategic and regional focus and to grow shareholder value.

TERMS:                Under terms of the agreement, Enron will sell
                      PGE to Sierra Pacific for $2.1 billion, comprised of $2.02 billion in cash and the assumption of Enron's approximately $80 million merger payment obligation. Sierra Pacific will also assume $1.0 billion in PGE debt and preferred stock.

ACCRETION:            The company expects the transaction to be
                      accretive to earnings per share in the first year.

ACCOUNTING TREATMENT: The transaction will be accounted for as a purchase.
                      Sierra Pacific Resources anticipates goodwill amortization from this transaction of approximately $28 million annually for 40 years.

SOURCE OF FUNDING:    At closing, the transaction will be financed through a
                      bank loan. Ultimately, the transaction will be financed with the proceeds from the sale of Sierra Pacific's
                      Nevada generation assets (expected on or before the close of the transaction) and the issuance of debt and equity and internal cash flow.

TIMING OF CLOSE:      In the second half of 2000.


SIERRA PACIFIC RESOURCES
TRANSACTION FACT SHEET


APPROVAL PROCESS:             -- Securities and Exchange Commission (SEC)
                              -- Federal Energy Regulatory Commission
                              -- Nuclear Regulatory Commission
                              -- Oregon Public Utility Commission

                              Sierra Pacific intends to register with the SEC as a public utility holding company under the Public Utility Holding Company Act, which requires the consent of the Public Utilities Commission of Nevada.

                              The transaction is not subject to shareholder approval by Sierra Pacific Resources or Enron Corp.

COST SAVINGS:                 Sierra Pacific anticipates opportunities
                              for savings as a result of the combination from, among other things, reduced administrative and overhead costs, greater efficiencies in operations and business processes, and increased purchasing efficiencies. Cost savings opportunities are expected to be in line with the savings achieved in other utility combinations.

WORKFORCE IMPACT:             The combined company does expect to realize
                              efficiencies as a result of the transaction.
                              However, because of the growth in both companies, previous downsizings, natural attrition and existing vacancies, it is difficult to project future staffing levels.

MANAGEMENT:                   Michael Niggli will remain chairman and
                              chief executive officer of Sierra Pacific
                              Resources. At closing, Ken Harrison will resign as CEO of PGE, but will continue as chairman of Enron Communications and as a member of Enron's board of directors. Both Malyn Malquist and Peggy
                              Fowler have been asked to stay in their current positions.

STRUCTURE:                    Portland General will become a wholly owned
                              subsidiary of Sierra Pacific Resources.

ADVISORS:                     Salomon Smith Barney acted as financial advisor
                              and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to Sierra Pacific.

HEADQUARTERS:                 The holding company, Sierra Pacific Resources,
                              will be headquartered in Reno, NV.


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